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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
                  ------------------------------------------



     We hereby consent to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K for the fiscal year ended December 31, 1995, being filed by Tide West Oil Company and to the use of information from our reports dated March 4, 1994, and March 1, 1995, setting forth our estimates for a portion of the oil and gas reserves and revenue of Tide West Oil Company, as of December 31, 1993, and December 31, 1994, respectively. We hereby further consent to the incorporation by reference in Registration Statements No. 33-57868 and No. 33-60883 on Form S-3 and No. 33-73020 on Form S-8 of Tide West Oil Company of such information with respect to the Tide West Oil Company oil and gas reserves and revenue, as of December 31, 1993, and December 31, 1994, respectively.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By:/s/ Frederic D. Sewell
                                           ----------------------
                                           Frederic D. Sewell
                                           President



Dallas, Texas
March 25, 1996